Exhibit 10.5

                            WIDESCOPE RESOURCES INC.

April 5, 2010

VMS Ventures Inc.
#301 - 260 West Esplanade,
North Vancouver, BC  V7M 3G7

Attention: Richard J. Mark, CEO
Dear Sirs:

Re:  Agreement  of  Purchase  and  Sale  (the  "Agreement")   between  Widescope
     Resources Inc. (the "Purchaser") and VMS Ventures Inc. (the "Vendor")

This Agreement will confirm our understanding that the Vendor is the sole legal and beneficial owner of a one hundred (100%) percent right, title and interest in and to those three groups of Claims (as defined below) located in Manitoba and more particularly known as the South Bay Property, the Thompson North Property and the Cedar Lake Property (each a "Property" and collectively the "Properties") and the Vendor has now agreed to sell and the Purchaser has agreed to purchase a one hundred percent (100%) right, title and interest in and to the Claims, on the terms and conditions hereinafter set forth subject to a two percent (2%) net smelter returns royalty reserved by the Vendor (the "NSR" as specified in Paragraph 3(b)).

1) INTERPRETATION

(a) In this Agreement and in the recitals and Schedules hereto, unless the context otherwise requires, the following expressions will have the following meanings:

     (i) "Affiliate" has the meaning specified in National Instrument 45-106 as of the date hereof;

     (ii) "Claims" means those certain mineral claims more particularly set forth and described in Schedule "A" attached hereto, together with all renewals or extensions thereof and all surface, water and ancillary or appurtenant rights attached or accruing thereto, and any leases or other forms of substitute or successor mineral title or interest granted, obtained or issued in connection with or in place of any such licenses (including, without limitation, any licenses staked and recorded to cover internal gaps or factions in respect of such ground);

     (iii)"Closing Date" means the date on which the sale and purchase of the Claims is completed as determined pursuant to Section 3;

     (iv) "Common Shares" means post-consolidation common voting shares in the capital stock of the Purchaser; and

     (v)  "Exchange" means FINRA's OTCbb (or "OTCbb").

2) REPRESENTATIONS AND WARRANTIES

(a) Each of the Purchaser and the Vendor represents and warrants to the other that:

     (i) it is a body corporate duly formed, organized and validly subsisting under the laws of its incorporating jurisdiction;


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     (ii) it has full power and  authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

     (iii)the execution and delivery of this Agreement and any agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents; and

     (iv) it is resident in Canada within the meaning of the INCOME TAX ACT (Canada).

(b) The Vendor represents and warrants to, and covenants with, the Purchaser that:

     (i) it is duly qualified to acquire, explore and develop mineral claims in Manitoba;

     (ii) the Claims have been duly and validly staked and recorded pursuant to the laws of Manitoba, are accurately described in Schedule "A", are and will be in good standing until their respective expiry dates as set out in Schedule "A", and are free and clear of all liens, charges, and encumbrances of any nature, except for the NSR;

     (iii)the Vendor has the exclusive right to enter into this Agreement and to dispose of all interest in the Claims to the Purchaser, subject to the NSR, in accordance with the terms of this Agreement;

     (iv) the Vendor is the sole legal, beneficial and recorded owner of the Claims;

     (v) there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof, and no person, firm or corporation has any proprietary or possessor's interest in the Claims, and no person is entitled to any rent or royalty on the Claims or other payment in the nature of rent or royalty on any mineral products derived from the Claims, other than the NSR;

     (vi) the Purchaser may enter in, under or upon the Claims for all purposes of this Agreement without making any payment to, and without accounting to or obtaining the permission of, any other person other than any payment required to be made under this Agreement;

     (vii)there  are  no  pending  or  threatened  adverse  claims,   challenges
          actions, suits, disputes or proceedings regarding the Claims nor, to the best of its knowledge, is there any basis therefor;

     (viii) to the best of its knowledge, conditions on and relating to the Claims and operations conducted thereon are in compliance with all applicable laws, regulations or orders relating to environmental matters including, without limitation, waste disposal and storage;

     (ix) there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Claims and the conduct of the operations related thereto, nor has it received any notice of the same, and it is not aware of any basis on which any such orders or direction could be made; and

     (x) it is not aware of any material fact or circumstance which has not been disclosed to the Purchaser which should be disclosed in order to prevent the representations and warranties in this section from being misleading or which may be material in the Purchaser's decision to enter into this Agreement and acquire an interest in the Claims.


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(c)  The Purchaser  represents  and warrants to, and covenants  with, the Vendor that:

     (i) it is duly incorporated and in good standing under the laws of British Columbia with respect to the filing of its annual reports;

     (ii) its Common Shares are quoted for trading on the Exchange;

     (iii)other than as previously disclosed to the Vendor, it is in good standing with respect to its filings with the Exchange, and with respect to its continuous reporting filing requirements with applicable Canadian securities regulators;

     (iv) the Shares (as defined below) when issued to the Vendor hereunder, will be issued as fully paid and non-assessable common shares, not subject to any trading or escrow restrictions, other than a hold period of four (4) months from the date of issuance of the Shares, as required by Canadian securities regulations, and such hold period must be noted by a legend on the certificates representing the Shares;

     (v) the issued share capital of the Purchaser is 10,883,452 common shares and 1,343,831 convertible preferred shares and, other than as disclosed in its public filings with the BC Securities Commission and the S.E.C. (the "Public Record") or disclosed in writing to the Purchaser there are no outstanding rights, options, warrants or other entitlements to acquire any common shares of the Purchaser; and

     (vi) the audited financial statements for the year ended December 31, 2008 and the unaudited financial statements for the fiscal period ending September 30, 2009 as found in the Public Record as true and complete in all material respects and present fairly the financial position of the Purchaser as at the date thereof.

(d)  The representations and warranties hereinbefore set out:

     (i) are true as at the date hereof and will be true as at the Closing Date, are conditions on which the parties have relied in entering into this Agreement, and will survive the acquisition of any interest in the Claims by the Purchaser, and each party will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by such party and contained in this Agreement; and

     (ii) will continue for a period of three (3) years after the Closing Date, and neither party will be entitled to assert any claim or action for a breach of a representation or warranty hereinbefore set out, unless it is commenced within such time period.

3) AGREEMENT TO PURCHASE

(a) Upon and subject to the terms and conditions of this Agreement, the Vendor hereby irrevocably agrees to sell and the Purchaser hereby irrevocably agrees to purchase an undivided One Hundred Percent (100%) right, title and interest in and to the Claims, free and clear of all liens, charges, royalties, encumbrances and claims whatsoever, except for the NSR. The purchase price for the Claims shall be the sum of $361,000, payable as to a $1,000 cash deposit due forthwith upon execution of this Agreement and as


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     to $360,000 by the issuance of 6,000,000 post  consolidation  Common Shares of the Purchaser (the "Shares") at a deemed price of $0.06 per Share. The date of completion of the purchase and sale of the Claims (the "Closing Date") shall be such date as may be established by the Purchaser but shall in no event be later one hundred and twenty (120) days from the date of this Agreement.

(b) The Vendor shall retain a two percent (2.0%) Net Smelter Return royalty (the "NSR" as hereinafter defined) on each of the Properties, which royalty the Vendor shall be entitled to register against title to the Properties to the extent permitted under the laws of Manitoba. "NET SMELTER RETURN" means the amount of money actually received from the sale of any production of ores including bulk samples mined or extracted from the Properties at any time (except such ores, minerals and metals as are removed for the purpose of making assays or tests) including after the date on which the Properties comes into commercial production or from the sale of the concentrates or other products derived therefrom less, to the extent that they were not deducted by the purchaser in determining the purchase price therefore, all treatment charges or penalties incurred with respect thereto; all costs or expenses incurred with respect to insurance, freight, trucking, handling, and/or sampling and assaying of ores, concentrates or other products in the case of ores and concentrates or other products; any federal, provincial or municipal tax or levy of a sales or value-added nature assessed against or payable by the vendor thereof; and, if applicable, any costs or expenses (including, without limitation, penalties) incurred with respect to custom smelting, refining or similar treatment of such ores, minerals, or metals.

(c) The Purchaser shall have the option (the "BUY-OUT OPTION") to purchase fifty percent of the NSR in respect of each of the three Properties (namely one percent (1%) per Property) for consideration of $1,000,000 per Property thereby reducing the NSR to one percent (1.0%). The Buy-Out Option may be exercised by the Purchaser delivering a notice to the Vendor at any time on or before the first anniversary of the date of commencement of commercial production from the Property with respect to which the Buy-Out Option is being exercised.

4) CONDITIONS PRECEDENT

The right of the Purchaser to acquire the Claims is subject to the following conditions precedent, to be satisfied on or before the Closing Date:

(a) The Vendor shall provide all assistance reasonably required by the Purchaser to obtain any required regulatory acceptance of this Letter Agreement, including reasonable documentation, as determined by the Purchaser, necessary to obtain any required regulatory acceptance of this Agreement.

(b) On or before the Closing Date the Purchaser shall have completed a private placement of post consolidation Common Shares at $0.05 with the Vendor so as to raise $500,000 and shall have completed a further private placement of units at $0.06 so as to raise a further $600,000 with each such unit to be comprised of one post consolidation Common Share and one Warrant having an exercise price of $0.06.

(c) On or before the Closing Date the Purchaser shall have caused certain principals of the Purchaser to sell 800,000 post consolidation previously issued shares of the Purchaser to the Vendor at a price of $0.025 per share.

(d) Effective as of the Closing Date the Purchaser shall have granted to the Vendor a pre-emptive right to subscribe for any additional securities to be issued by the Purchaser up to the Vendor's then pro rata interest in the


#208 - 828 Harbourside Drive, North Vancouver, BC V7P 3R9
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     Purchaser,  such pre-emptive  right to be evidenced by an agreement in form satisfactory to the parties, acting reasonably (the "Pre-emptive Right Agreement").

(e) On or before the Closing Date the Purchaser shall have caused four nominees of the Vendor to have been elected and/or appointed to the board of directors of the Vendor, which board shall be constituted of a total of six directors.

5) CLOSING

(a) On the Closing Date, the Vendor shall deliver or cause to be delivered to the Purchaser:

     (i) certified copy of directors resolutions of the Vendor approving this Agreement and the sale of the Claims to the Purchaser;

     (ii) a certificate of a senior officer of the Vendor certifying that the representations and warranties of the Vendor set out in Paragraphs 2(a) and (b) are true and correct as at the Closing Date;

     (iii)transfers and such other documents as are required to transfer the Claims to the Purchaser;

(b) On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Vendor:

     (i) certified copy of directors resolutions of the Purchaser approving this Agreement and transactions set out therein including the payment of the Purchase Price in Common Shares and the Pre-emptive Right Agreement;

     (ii) a certificate of a senior officer of the Purchaser certifying that all of the conditions precedent in Paragraph 4 have been satisfied and that the representations and warranties of the Purchaser set out in Paragraphs 2(a) and (c) are true and correct as at the Closing Date;

     (iii) the Shares as payment of the balance of the Purchase Price; and

     (iv) the Pre-emptive Right Agreement.

6) POST CLOSING CONVENANTS

The parties shall use all commercially and reasonable efforts to:

(a) secure a listing of the common shares of the Purchaser on the TSX Venture Exchange as soon as possible following the Closing Date; and

(b) complete a private placement of shares or units of the Purchaser so as to raise an minimum of $3,000,000, a portion of which shall be done on a flow through basis, on terms and conditions acceptable to both parties, acting reasonably.


#208 - 828 Harbourside Drive, North Vancouver, BC V7P 3R9
Tel 604.904.8481 o Fax 604.904.9431 o Toll Free 1.888.602.2453
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7) OPERATOR

The Purchaser shall have the right to appoint an operator on and in respect of the Claims and may appoint itself as operator.

8) INDEMNITY

The Vendor agrees to indemnify and save harmless the Purchaser from and against all suits, claims, demands, losses and expenses that directly arise from the Vendor's activities on the Claims.

9) CONFIDENTIALITY OF INFORMATION

Each party agrees that all information obtained hereunder will be the exclusive property of the parties and not publicly disclosed or used other than for the activities contemplated hereunder except as required by law or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction or with the prior written consent of the other party, such consent not to be unreasonably withheld.

10) DEFAULT

In the event that the Purchaser is in default of any of its obligations hereunder, the Purchaser will not lose any rights under this Agreement until the Vendor has given to the Purchaser notice of such default and the Purchaser does not take any reasonable steps to cure such default within thirty (30) days from the Purchaser's receipt of such notice.

11) NOTICE

(a) Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by telecopier or other similar form of communication, in each case addressed to the addresses of the parties as set out on the first page of this Agreement, and if sent by telecopier, as follows:

     i)   if to the Vendor at:

          Fax No.: (604) 986-2021
          Attention:  Mr. Richard J. Mark, CEO

     ii)  if to the Purchaser at:

          Fax No.: (604) 904 9431
          Attention: Mr. Douglas Ford, Director

(b) Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered; if telecopied, be deemed to have been given and received on the next business day following transmission; and if mailed, be deemed to have been given and received on the fifth day following the day of mailing, except in the event of disruption of the postal services, in which event notice will be deemed to be given and received only when actually received.

(c) Any party may at any time give to the other, notice in writing of any change of address or telecopier number of the party giving such notice, and from and after the giving of such notice, the address or telecopier number


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     therein  specified will be deemed to be the address or telecopier number of such party for the purposes of giving notice hereunder.

12) GENERAL

(a) This Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

(b) No modification or amendment to this Agreement may be made unless agreed to by the parties in writing.

(c) The Vendor's interest and the Purchaser's interest in this Agreement and the Claims are not assignable, in whole or in part, provided that the Vendor shall be entitled to assign this Agreement, and the Claims to an Affiliate, upon notice in writing to the Purchaser, and provided that the Affiliate agrees to be bound by the terms of this Agreement.

(d) The parties agree that neither this Agreement nor payment of any monies hereunder shall be construed as forming a partnership.

(e)  Time is of the essence of this Agreement.

(f) The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

(g) The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

(h) All references to monies hereunder will be in Canadian funds. All payments to be made to any party hereunder will be made by cash, certified cheque or bank draft mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such party at such bank or banks in Canada as such party may designate from time to time by written notice. Said bank or banks will be deemed the agent of the designating party for the purpose of receiving, collecting and receipting such payment.

(i) This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

(j) In the event any provision of this Agreement will be deemed invalid, unenforceable or void, in whole or in part, by any court of competent jurisdiction, the remaining terms and provisions will remain in full force and effect.

(k) This Agreement will be governed and interpreted in accordance with the laws of British Columbia and the laws of Canada applicable therein. All actions arising from this Agreement will be commenced and prosecuted in the courts of British Columbia, sitting in the city of Vancouver, and the parties hereby attorn to the jurisdiction thereof.

(l) This Agreement and the obligations of the Purchaser hereunder are in each case subject to the acceptance for filing of this Agreement by the Exchange, if required, on behalf of the Purchaser.


#208 - 828 Harbourside Drive, North Vancouver, BC V7P 3R9
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(m)  This Agreement may be executed in any number of counterparts  with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument and any facsimile signature shall be taken as an original.

If the foregoing terms and conditions, and the attached schedules which form a part of this Agreement, accurately set out our mutual understandings, please indicate your acceptance by signing this letter where indicated below and returning to us the enclosed copy duly signed.

                                       Yours very truly,

                                       WIDESCOPE RESOURCES INC.


                                       Per: /s/ Douglas E. Ford
                                           -------------------------------------
                                           Douglas E. Ford, Director

Terms and conditions approved as of the date first above written.

                                       VMS VENTURES INC.


                                       Per: /s/ Richard Mark
                                           -------------------------------------
                                           Richard Mark, President



#208 - 828 Harbourside Drive, North Vancouver, BC V7P 3R9
Tel 604.904.8481 o Fax 604.904.9431 o Toll Free 1.888.602.2453
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          THIS IS SCHEDULE "A" TO THE AGREEMENT DATED JANUARY 21, 2010

                        Between: Widescope Resources Inc.

                                    -- and --

                                VMS Ventures Inc.


                              DESCRIPTION OF CLAIMS

Claim Number   Claim Name    Claim Recorded    Expiry Date    Area     Grouping
------------   ----------    --------------    -----------    ----     --------